UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

ESSEX RENTAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.
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☐
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ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2015
___________________

On May 12, 2015, the Board of Directors issued a letter to Lee D. Keddie.

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May 12, 2015

Mr. Lee Keddie
8719 258th Avenue NE
Redmond, WA 98053

Dear Mr. Keddie:

We have read your May 11th press release in which you acknowledge our offer to add you and Mr. Climaco to our Board of Directors and in which you ask for discussions to resolve this matter.

We accept your offer to discuss this matter and ask that you contact me, as Chairman, at your earliest convenience. I have personally tried to contact you and you have yet to engage in discussions with me. I am prepared to meet with you in person or by phone.

We also reaffirm our offer for you and Mr. Climaco to become directors of Essex on June 4th. Please advise whether you accept our offer as your decision will impact the current search by our Nominating Committee for an additional director candidate.

We ask that you respond to these specific items in the interests of saving our company and its stockholders additional expense and distraction. Communicating through public press releases and filings is of limited utility in resolving these matters, and is not in the best interests of our company or its stockholders. Please contact me in person as soon as possible if you indeed desire a resolution of these matters as you state in your press release.

On behalf of the Board of Directors,

/s/ Laurence S. Levy
Laurence S. Levy
Chairman

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Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission and mailed to stockholders a proxy statement and other documents related to the 2015 annual meeting on April 30, 2015. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELATED MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE

COMPANY, THE 2015 ANNUAL MEETING AND RELATED MATTERS. Stockholders may obtain a free copy of the Company's proxy statement and any other documents filed by the Company with the SEC at the SEC's website (www.sec.gov) and in the investor relations section of the Company's website (http://essexrental.com).

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the election of directors and the 2015 annual meeting. Information about the executive officers and directors of the Company and the number of shares of the Company's common stock beneficially owned by such persons is set forth in the proxy statement filed on April 30, 2015.

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Please fill in, date and sign the proxy card provided with our previously delivered proxy statement, and mail it promptly in the postage-paid envelope provided to make sure that your shares are represented at the Meeting. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at:
http://www.viewproxy.com/essexrental/2015